Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mark C. Solakian, Louise Mawhinney, Brian G. Atwood and Robin L. Praeger, and any one of them acting singly, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an beneficial owner of equity securities of Helicos BioSciences Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) and necessary Forms 13-D and 13-G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, Form 13-D or Form 13-G and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or Forms 13-D and 13-G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, this Power of Attorney has been signed as of May 14, 2007.

Versant Venture Capital II, L.P.
Versant Side Fund II, L.P.
Versant Affiliates Fund II-A, L.P.

        By: Versant Ventures II, LLC
        Its: General Partner


	By:	/s/ Brian G. Atwood
	Name:	Brian G. Atwood, Managing Director


Signature:	/s/ Brian G. Atwood
Name:		Brian G. Atwood


Signature:	/s/ Samuel D. Colella
Name:		Samuel D. Colella


Signature:	/s/ Ross A. Jaffe, M.D.
Name:		Ross A. Jaffe, M.D.


Signature:	/s/ William J. Link, Ph.D.
Name:		William J. Link, Ph.D.


Signature:	/s/ Donald B. Milder
Name:		Donald B. Milder


Signature:	/s/ Rebecca B. Robertson
Name:		Rebecca B. Robertson


Signature:	/s/ Barbara N. Lubash
Name:		Barbara N. Lubash


Signature:	/s/ Camille D. Samuels
Name:		Camille D. Samuels


Signature:	/s/ Bradley J. Bolzon, Ph.D.
Name:		Bradley J. Bolzon, Ph.D.


Signature:	/s/ Charles M. Warden
Name:		Charles M. Warden